Exhibit 99.1

1999 Bryan Street, Suite 1200 Dallas, Texas 75201 +1 214.638.0145

Press Release

November 20, 2023

Jacobs to Spin-off and Merge its Critical Mission Solutions and Cyber & Intelligence

Government Services Businesses with Amentum, Creating an Independent, Publicly Traded Company

Combination creates a scaled, pure play government technology solutions company positioned to address many of the world’s most complex and critical challenges

Jacobs and Jacobs’ shareholders to own up to 63% of the new combined company

Jacobs to receive $1 billion cash dividend at closing, plus additional value after closing,

through disposition of a retained stake in the combined company

Tax efficient transaction expected to drive significant value for Jacobs’ shareholders,

including through an estimated $50-70 million of net cost synergies

Combined company will create new and enhanced opportunities for employees of both businesses

Advances strategic transformation of Jacobs into a more streamlined, focused and higher margin portfolio, aligned to critical infrastructure and sustainability

DALLAS – Jacobs (NYSE:J) announced today it has entered into a definitive agreement to spin- off and combine its Critical Mission Solutions and Cyber & Intelligence government services businesses with Amentum, a leading global engineering and technology solutions provider, to create a new, publicly-traded player in the government services sector. In May, Jacobs first announced the intent to separate its CMS business to create two separate companies, each positioned for greater success. Today’s transaction announcement is the outcome of a comprehensive review of all alternatives, including inbound inquiries resulting from that initial announcement.

The combination creates a robust, leading government technology solutions business with ~$13 billion1 annual revenue, consisting of Jacobs’ Critical Mission Solutions, the Cyber & Intelligence portions of its Divergent Solutions (DVS) business, and Amentum. Jacobs’ Cyber & Intelligence

[1]

Estimated combined revenue of Jacobs’ separated business in FY2023 and Amentum in FY2023. Should not be considered indicative of future performance. Information regarding Amentum included in this press release has been provided by Amentum in connection with the proposed transaction.

Solutions, which share significant strategic and operational synergies with CMS, generated $807 million in revenue (approximately 85% of DVS’s revenues) in fiscal year 2023. Jacobs will retain its innovative, next-generation data solutions and digital technologies business, which is part of its DVS segment and core to delivering digitally enabled critical infrastructure solutions to clients.

“By separating CMS and associated Cyber & Intelligence Solutions, Jacobs will streamline our business portfolio and transform into a more focused, higher-margin company more closely aligned with key global mega trends,” said Jacobs CEO Bob Pragada. “We believe this transaction is in the best interests of the company and our stakeholders, gaining the benefits of a tax efficient transaction, plus even greater value with significant cash proceeds and future realization of synergies. I am confident the CMS and Cyber & Intelligence Solutions teams are poised for continued success in their new chapter as part of a more focused, independent public company that will be a leading player in the critical mission government services space – with both breadth and depth of capabilities across a more diversified portfolio.”

“Uniting our great organizations – Amentum, CMS, and Cyber & Intelligence Solutions – creates a leading provider of systems integration and technology solutions with the talent, scope, scale and footprint to deliver excellence and a wider range of solutions for our clients,” commented Amentum CEO John Heller. “Our combined company will deliver extensive expertise in the government’s highest priority areas of energy, space exploration, intelligence and analytics, and digital modernization. We look forward to the union of our strong teams and a bright future ahead.”

Focused Critical Infrastructure and Sustainability Leader

The transaction marks an important milestone in Jacobs’ journey to become a more focused and higher value company. Post-separation, Jacobs will continue to be a premier technology- enabled solutions provider focused on addressing the world’s most complex critical infrastructure and sustainability challenges with leading positions in the attractive water and environment, energy transition, transportation and advanced manufacturing sectors. Excluding the businesses being separated, Jacobs generated approximately $10.9 billion in revenue in fiscal year 2023.

Governance and Management

Upon completion of the deal, Jacobs Executive Chair Steve Demetriou will become Executive Chair of the combined company. John Heller, current CEO of Amentum, will serve as CEO of the combined company and sit on the combined company’s board, and Dr. Steve Arnette, EVP and President of CMS will serve as the COO.

“Over the last eight years, our focus has been to drive a cultural and business transformation to position Jacobs as a technology-enabled solutions provider and one of the world’s most innovative companies,” said Steve Demetriou. “I look forward to working alongside John, Steve and the board to help bring that same dedicated focus to successfully launch this new public company and deliver significant value-added opportunities for clients, shareholders and employees.”

The board of directors of the combined company will initially be composed of an equal number of directors appointed by Jacobs and Amentum. Members of the combined company’s senior management team will be drawn from both companies and will be announced at a later date as integration planning progresses.

Strategic Rationale of the Combination2

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Creates a leading, pure play government technology solutions prime: ~$13 billion combined revenue, with more than 80% from prime contracts serving the full program life cycle for government clients, and a combined talent base of more than 53,000 skilled employees – including more than 27,000 cleared employees.

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Stable revenue base with attractive, diversified portfolio mix: Combines stable base of large government contracts with strong capabilities in growing client priority areas. A large majority of future EBITDA of the combined company is expected to come from higher growth, higher margin intelligence, cyber, energy, digital engineering, and science and technology sectors, with a strong foundation of long-term and large-scale DoD contracts.

[2]

Amentum information: Certain information contained herein, including the combined company’s expected revenue, the percentage of revenue derived from prime contracts, and backlog, is based in part on information provided by Amentum in connection with the proposed transaction. Information regarding Amentum’s and CMS’s future expectations of performance, including projected Adj. EBITDA margin, and projected leverage ratios, are based on estimates and assumptions, and should not be unduly relied upon.

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Highly complementary strengths: Jacobs’ contributed businesses bring world-class engineering and science capabilities, with unique expertise in sectors such as space, cyber & intelligence, and energy. Amentum brings expertise in engineering solutions, complex program management and solutions integration to modernize clients’ most important missions.

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Shared vision and aligned values: Each organization brings an intense focus on the mission and delivery of the highest quality service for their clients. The organizations share common values, including a commitment to safety, inclusion and diversity, and creation of enhanced opportunities for the combined employee base.

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High visibility cost synergies: Management has identified approximately $50-70 million of estimated net cost synergies. Both organizations have track records of effective synergy realization and will work to target additional synergies during integration.

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Compelling financial profile: Approximately $50 billion in combined backlog (3.7x combined revenue), ~$13 billion of combined revenue, and more than $1.1 billion projected 2024 combined adjusted EBITDA[3], including estimated net cost synergies, representing approximately 8% projected adjusted EBITDA margin for the combined company. Significant growth opportunities through both on-contract growth and new contract wins across the combined portfolio.

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Secure balance sheet with strong FCF and attractive deleveraging pathway: Leverage ratio of the combined company is targeted to be approximately 3.8x at close, inclusive of expected run-rate net cost synergies, with plan to reach less than 3x leverage ratio within 24 months of close. Capital expenditures for the combined company approximate 0.3% of revenue.

Transaction Details

The transaction is being structured as a Reverse Morris Trust transaction intended to be tax-free to Jacobs’ shareholders for U.S. federal tax purposes, consistent with the tax-free nature of the previously announced plan to separate CMS by means of a spin-off. Key details of the transaction include:

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Ownership: Jacobs and its shareholders will own 58.5%-63% of the combined company’s common shares upon consummation of the transaction, consisting of 51% Jacobs’ shareholders ownership and Jacobs retaining 7.5-12%. The exact amount of the retained stake will be determined based on achievement of certain fiscal year 2024 operating profit targets. Funds managed by American Securities and Lindsay Goldberg, the current owners of Amentum, will own no less than 37% of the combined company’s common shares upon consummation of the transaction.

[3]

Reconciliation of projected 2024 adjusted EBITDA for the combined company to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation.

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Cash proceeds: Jacobs is expected to receive cash proceeds of $1 billion at close, subject to customary adjustments. Jacobs is committed to maintaining its investment grade credit profile following the separation and expects to use the cash received at close to repay debt. Jacobs also expects to realize additional value after closing through the disposition of its retained equity stake in the combined company within 12 months.

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Closing: Closing of the transaction will be subject to various customary closing conditions including regulatory approvals, receipt of a private letter ruling from the Internal Revenue Service, opinions from tax advisors and the effectiveness of a registration statement with the U.S. Securities and Exchange Commission. Amentum has received all the necessary shareholder approvals to complete the transaction; no vote of Jacobs’ shareholders is required for the transaction.

•	Timing: The transaction is expected to close in the second half of fiscal year 2024, a time frame consistent with the previously announced spin-off.

Fiscal Q1 2024 Earnings Results and New Productivity Targets

Jacobs will discuss this transaction tomorrow, Nov. 21, on a conference call/webcast scheduled at 9:00 a.m. ET. This will be followed by its fiscal fourth quarter and full year 2023 financial results call at 10:00 a.m. ET. Interested parties can listen to the conference calls and view accompanying slides on the investor page at www.jacobs.com, webcasting live at https://invest.jacobs.com.

In connection with Jacobs’ strategic portfolio streamlining, the company is announcing a new cost optimization plan, including the elimination of stranded costs, to be executed over the next 24 months. Further details regarding the cost optimization plan and expectations for the enhanced profitability profile of Jacobs post separation will be provided in tomorrow’s quarterly earnings call.

Advisors

Centerview Partners LLC and Perella Weinberg Partners LP are serving as financial advisors to Jacobs and Wachtell Lipton, Rosen & Katz is serving as legal advisor. Goldman Sachs & Co. LLC is serving as financial advisor to the Jacobs Board of Directors. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are serving as financial advisors to Amentum, and Cravath, Swaine & Moore LLP is serving as legal advisor.

About Jacobs

At Jacobs, we’re challenging today to reinvent tomorrow by solving the world’s most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $16 billion in annual revenue and a talent force of more than 60,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sector. Visit jacobs.com and connect with Jacobs on Facebook, Instagram, LinkedIn and X.

About Amentum

Amentum is a leader in global engineering, project management and solutions integration, trusted to modernize government’s most critical missions. Driven to create a safer, smarter, cleaner world, we innovate as a team of inventive doers passionate about making a difference. Underpinned by a strong culture of ethics, safety and inclusivity, Amentum is fiercely committed to operational excellence and successful execution. Visit us at amentum.com to learn how we solve what’s next.

Operating Metrics

This press release contains certain operating metrics which management believes are useful in evaluating the transaction. Combined backlog represents revenue the combined company expects to realize for work to be completed, including work to be completed by their consolidated subsidiaries. Backlog to revenue represents the ratio of combined backlog to the combined revenue of the separated businesses and Amentum. Leverage equals the sum of indebtedness of Amentum and CMS expected to be outstanding at a point in time less cash and cash equivalents as of the same point in time, divided by the adjusted earnings before interest, taxes, depreciation and amortization for the 12-month period ending on that date. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions, and expect the combined company to similarly evaluate these metrics.

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Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” “target,” “goal” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our plans to spin off and merge with Amentum the CMS business and the above-referenced portion of the DVS business (hereinafter referred to collectively as the combined business or the combined company) in a proposed transaction that is intended to be tax-free to stockholders for U.S. federal income taxes purposes, Jacobs’ and its stockholders respective ownership percentages in the combined company, the amount of cash proceeds and value to be derived by Jacobs from the transaction and the disposition of Jacobs’ retained stake in the combined company, the expected timing, structure and tax treatment of the proposed transaction, our intent to maintain Jacobs’ investment grade credit profile, the ability of the parties to complete the proposed transaction, the potential benefits and synergies of the proposed transaction, including future financial and operating results and strategic benefits, the description of the combined company’s anticipated revenue, business and growth opportunities, and the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing.

Although such statements are based on Jacobs’ and Amentum’s current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements.

Such factors include uncertainties as to the structure and timing of the proposed transaction, the impact of the proposed transaction on Jacobs and the combined company if the proposed transaction is completed, the possibility that the proposed transaction may not qualify for the expected tax treatment, the ability to obtain all required regulatory approvals, the possibility that closing conditions for the proposed transaction may not be satisfied or waived, on a timely basis or otherwise, the risk that any consents or approvals required in connection with the proposed transaction may not be received, the risk that the proposed transaction may not be completed on the terms or in the time-frame expected by the parties, unexpected costs, charges or expenses resulting from the proposed transaction, business and management strategies and the growth expectations of the combined entity, risk relating to the combination and integration of the businesses and the ability to implement its business strategy and realize the expected benefits, including the ability to realize the estimated synergies, the inability of Jacobs and the combined entity to retain and hire key personnel, customers or suppliers while the proposed transaction is pending or after it is completed, as well as other factors that may impact Jacobs or the combined business, such as competition from existing and future competitors in its target markets, financial market risks that may affect Jacobs or the combined business, including by affecting Jacobs’ or the combined business’ access to capital, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets, the impact of a possible recession or economic downturn on our results, prospects and opportunities, and geopolitical events and conflicts, the risk that disruptions from the proposed transaction will impact the Jacobs’ or Amentum’s business, the risk that the separation of the businesses from Jacobs may be more difficult than expected, a possible decrease in the trading price of Jacobs’ shares, as well as factors related to our business or detailed from time to time in Jacobs’ reports filed with the U.S. Securities and Exchange Commission (“SEC”). The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 29, 2023, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, our Quarterly Reports on Form 10-Q, as well as Jacobs’ other filings with the SEC. Jacobs is not under any duty to update any of the forward-looking statements after the date of this presentation to conform to actual results, except as required by applicable law. We encourage you to read carefully the risk factors, as well as the financial and business disclosures contained in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and in other documents we file from time to time with the SEC.

Contacts:

Investors

Jonathan Evans, Vice President, Investor Relations and Corporate Development: +1 (214) 583-8407

Media

Louise White, Senior Vice President, Corporate Communications: +1 (469) 724-0810